Exhibit 99.2

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Unaudited Condensed Consolidated Financial Statements

 of Technisource, Inc. for the nine-month interim periods

 ended September 29, 2007 and September 30, 2006

INTELLIMARK HOLDINGS, INC.

(Parent Company of Technisource, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Nine Months Ended
	September 29, 2007	September 30, 2006
Revenues	$195,643	$211,974
Cost of services	143,055	160,720
Gross profit	52,588	51,254
Selling, general and administrative expenses	47,679	46,562
Interest expense	5,955	6,228
Interest income	(4)	(19)
Restructuring and other charges (credits)	(275)	2,060
	53,355	54,831

Loss before income taxes	(767)	(3,577)
Income tax expense	(125)	(305)

Net loss	$(892)	$(3,882)

See accompanying notes to Condensed Consolidated Financial Statements.

INTELLIMARK HOLDINGS, INC.

(Parent Company of Technisource, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 29,	December 30,
Assets	2007	2006
Current Assets:
Cash and cash equivalents	$229	$127
Receivables, net of allowances of $689 and $999, respectively	57,007	46,080
Insurance deposit	180	563
Other current assets	2,104	1,280
Total current assets	59,520	48,050
Property and equipment, net of accumulated depreciation of $12,484 and $10,738, respectively	4,440	4,844
Goodwill	13,761	13,806
Intangible assets, net	9,416	11,760
Other assets	1,482	1,754
	$88,619	$80,214
Liabilities, Contingently Redeemable Stock and Stockholders’ Equity
Current Liabilities:
Accounts payable and other accrued expenses (including book overdrafts of $2,708 and $2,392, respectively)	$9,915	$6,257
Accrued salaries, wages and payroll taxes	6,141	9,565
Accrued income tax payable	192	194
Current portion of long-term debt and other short-term borrowings	4,300	4,300
Other current liabilities	5,712	2,909
Total current liabilities	26,260	23,225
Long-term debt, net of current portion	78,331	71,830
Other long-term liabilities	1,088	1,216
Total liabilities	105,679	96,271
Total contingently redeemable stock	12,100	9,718
Total stockholders’ equity	(29,160)	(25,775)
	$88,619	$80,214

See accompanying notes to Condensed Consolidated Financial Statements.

INTELLIMARK HOLDINGS, INC.

(Parent Company of Technisource, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, amounts in thousands)

	Nine Months Ended
	September 29,	September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(892)	$(3,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangibles	2,344	3,834
Amortization of deferred financing fees	328	311
Accrued interest on subordinated notes	974	1,186
Depreciation	1,773	1,616
Provision for bad debts	(717)	558
Loss on disposal of property and equipment	(28)	13
Restructuring costs	(211)	2,074
Changes in assets and liabilities used in operations:
Accounts receivable	(10,210)	(2,284)
Prepaid expenses and other current assets	(440)	306
Accounts payable	3,342	472
Accrued expenses	(890)	(5,012)
Other, net	(62)	52
Net cash used in operating activities	(4,689)	(756)
Cash flows from investing activities:
Proceeds from sale of property and equipment	—	3
Capital expenditures	(1,300)	(1,427)
Net cash used in investing activities	(1,300)	(1,424)
Cash flows from financing activities:
Financing fees paid	—	(519)
Net borrowings on revolving credit facility	9,082	4,874
Change in book overdrafts	315	855
Proceeds from term loan	—	21,500
Repayment of term loan	(3,503)	(3,225)
Repayment of subordinated notes	—	(19,890)
Proceeds from issuance of subordinated notes	—	2,236
Issuance of stock options	194	—
Stock options exercised	6	—
Dividends paid	—	(2,915)
Payments to repurchase preferred and common stock	(3)	(932)
Net cash provided by financing activities	6,091	1,984
Net increase in cash and cash equivalents	102	(196)
Cash and cash equivalents, beginning of period	127	403
Cash and cash equivalents, end of period	$229	$207

See accompanying notes to Condensed Consolidated Financial Statements.

INTELLIMARK HOLDINGS, INC.

(Parent Company of Technisource, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. Basis of Presentation

The accompanying unaudited Condensed Consolidated Financial Statements include the accounts of IntelliMark Holdings, Inc. (“IntelliMark”), the immediate parent company of Technisources, Inc. (“Technisource”) and all entities in which Technisource has a controlling interest. Technisource’s entities have been consolidated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All material intercompany transactions and balances have been eliminated in consolidation.

These statements have been prepared in accordance with the accounting policies described in the Annual Financial Statements for the fiscal year ended December 30, 2006 and should be read in conjunction with the Consolidated Financial Statements and notes included therein. These statements do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

In the opinion of management, all adjustments (primarily consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been included and the disclosures herein are adequate. The results for interim periods are unaudited and not necessarily indicative of the results that can be expected for a full year.

2. Subsequent event

On December 3, 2007, Spherion Corporation (“Spherion”) completed the acquisition of 100% of the equity of Technisource through a merger with a wholly-owned subsidiary of Spherion (the “Merger”) in accordance with the terms of an Agreement and Plan of Merger, dated November 14, 2007, by and among Spherion and Crystal Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Spherion and Intellimark Holdings, Inc., a Delaware corporation and parent of Technisource, the principal stockholders of Intellimark, and Charlesbank Capital Partners, LLC, a Massachusetts limited liability company, solely in its capacity as representative of the principal stockholders of Intellimark.  Total consideration paid by Spherion was $140.0 million, consisting of $120.0 million in cash from existing available resources and a deferred payment in the amount of $20.0 million.  In the Merger, Spherion received $31.0 million of working capital.

3. Restructuring Costs

Following the IIG2, L.P. acquisition in December 2005, IntelliMark launched a restructuring initiative to consolidate facilities and sever certain employees.  In conjunction with this initiative, IntelliMark recorded a charge of $2.0 million during the nine months ended September 30, 2006, which represents the total amount expected to be incurred related to this initiative.

IntelliMark also maintains accruals for insignificant restructuring obligations from previous initiatives.  These obligations primarily pertain to lease payments on idle facilities.

Payments (net of sublease income) related to restructuring obligations during the nine months ended September 29, 2007 and September 30, 2006 were $0.5 million and $0.9 million, respectively.  Future obligations related to restructuring activities were $0.7 million and $1.6 million at September 29, 2007 and September 30, 2006, respectively.  As the majority of all severance related to the restructuring had been paid by September 30, 2006, these accruals primarily pertain to lease obligations on idle facilities.  Of these balances, $0.2 million and $0.4 million were accrued in other current liabilities, with the remainder accrued in other long-term liabilities.

4. Contingently Redeemable Stock Issued with Put Rights

Certain members of management have been issued shares of common and preferred stock under subscription agreements in exchange for cash and notes.  Under these subscription agreements, subject to the provisions of the IntelliMark’s credit agreement, the subscriber may require IntelliMark to repurchase a portion of the common and preferred shares held by the subscriber upon the subscriber’s termination of employment with IntelliMark following five years of employment, subject to certain terms of the subscription agreement (the “Put Rights”).  In accordance with the subscription agreements, IntelliMark must repurchase such shares at an amount equal to the fair value (as defined in the subscription agreements) of the shares on the date of termination of the subscriber. Accordingly, IntelliMark records an accretion adjustment each period in order to present such outstanding vested preferred and common stock containing Put Rights at its then applicable fair value.  As of September 29, 2007, 1,098,355 outstanding shares of preferred stock and 2,665,934 outstanding shares of Class A common stock contained such Put Rights.  IntelliMark estimates the fair value of the total preferred and common shares (including non-vested shares of $2.2 million) with these rights to be $1.1 million and $13.2 million at September 29, 2007, respectively, based on the Merger price paid by Spherion for IntelliMark’s shares.

5. Contingencies

During fiscal year 2007, IntelliMark received notice of a lawsuit alleging the non-payment of overtime to a qualifying individual.  IntelliMark invoked the mediation and arbitration provisions of its contract with the employee.  A stipulated settlement was negotiated in arbitration and received preliminary approval in December 2007.  The total settlement of all claims is $0.7 million, which is expected to receive final approval and to be paid in May 2008.  The settlement has been fully reserved within the liabilities section of the financial statements at September 29, 2007.

IntelliMark is involved in various other litigation proceedings arising in the normal course of business.  IntelliMark maintains insurance policies relative to general liability claims and has provided reserves for the estimated cost of the self-insured retention; accordingly, these actions, when ultimately concluded, are not expected to have a material adverse effect on the consolidated financial position, results of operations or cash flows of IntelliMark.

6. Recently Issued Accounting Pronouncements

Following are summaries of significant recently issued accounting pronouncements that either have a current impact or may have a future impact on IntelliMark:

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which will be effective as of the beginning of IntelliMark’s 2008 fiscal year.  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  At this time, IntelliMark believes the impact of the adoption of this Interpretation will be insignificant.

In September 2006, the Financial Accounting Standards Board issued FAS 157, Fair Value Measurements, which will be effective as of the beginning of IntelliMark’s 2009 fiscal year.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  At this time, IntelliMark has not completed its review and assessment of the impact of the adoption of this Statement.

In February 2007, the Financial Accounting Standards Board issued FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  This Statement is effective as of the beginning of IntelliMark’s 2009 fiscal year.  At this time, IntelliMark does not expect to elect the fair value option for any items.